EXHIBIT 99.1

Alder BioPharmaceuticals Appoints Paul R. Carter to Board of Directors

BOTHELL, Wash., Sept.30, 2015 – Alder BioPharmaceuticals, Inc. (“Alder”) (NASDAQ: ALDR), a clinical-stage biopharmaceutical company developing monoclonal antibody therapeutics for the treatment of migraine, autoimmune and inflammatory diseases, today announced the appointment of Paul R. Carter to its Board of Directors, effective immediately. Mr. Carter currently serves as Executive Vice President, Commercial Operations at Gilead Sciences, Inc.

“We are extremely pleased to welcome Paul to our Board of Directors, and his proven track record as a commercial leader will be invaluable as we advance our lead antibody candidate, ALD403, toward the market for the prevention of migraine,” said Randall C. Schatzman, Ph.D., President and Chief Executive Officer of Alder. “Paul is very well-respected in our industry and has had key involvement with the launches of several important medicines in recent years, including Sovaldi and Harvoni for hepatitis C, two of the most successful prescription drug launches in pharmaceutical history.”

Mr. Carter joined Gilead in April 2006 as head of European commercial operations and was subsequently promoted to his current role heading up Gilead’s worldwide commercial organization. Prior to joining Gilead, he spent 14 years at GlaxoSmithKline and its legacy companies where he held positions of increasing responsibility overseeing operations as General Manager in several international markets in Europe and Asia. Mr. Carter began his career in financial management roles at Bovis International and Arthur Andersen & Co. He holds a bachelor’s degree in Business Studies from the Ealing School of Business and Management (now merged into University of West London) and is a Fellow of the United Kingdom’s Chartered Institute of Management Accountants.

About Alder BioPharmaceuticals

Alder BioPharmaceuticals, Inc. is a clinical-stage biopharmaceutical company that discovers, develops and seeks to commercialize therapeutic antibodies with the potential to meaningfully transform current treatment paradigms. Alder’s lead clinical candidate, ALD403, inhibits a well validated molecule shown to trigger migraine attacks, calcitonin gene-related peptide (CGRP), and is currently undergoing Phase 2b clinical testing for the treatment of chronic migraines. Alder plans to initiate additional advanced clinical studies for ALD403 in high frequency migraines in 2015 and chronic migraines in 2016. Alder’s second program, ALD1613, which targets adrenocorticotropic hormone (ACTH) is undergoing Investigational New Drug (IND)-enabling preclinical studies with the initiation of clinical studies in Cushing’s disease planned for 2016. Finally, clazakizumab, previously known as ALD518, is designed to block the pro-inflammatory cytokine IL-6 and has completed two Phase 2b clinical trials. For more information, please visit

http://www.alderbio.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the further development of ALD403 and ALD1613, our expectations for the initiation of future clinical trials and studies, availability of clinical trial data, patient enrollment and the potential of ALD403, ALD1613 and clazakizumab to address the unmet medical needs of patients. All forward-looking statements included in this press release are based on our management’s beliefs and assumptions and on information currently available to our management, and we assume no obligation to update any such forward-looking statements. Any or all of our forward-looking statements in this press release may turn out to be wrong and actual events or results may differ materially. Our forward-looking statements can be affected by inaccurate assumptions we might make or by known or unknown risks, uncertainties and other factors. In evaluating these statements, you should specifically consider various factors, including the risks outlined under the caption “Risk Factors” set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, which was filed with the Securities and Exchange Commission (SEC) on August 5, 2015, and is available on the SEC’s website at www.sec.gov. Additional information will also be set forth in our other reports and filings we will make with the SEC from time to time. We caution investors that our business and financial performance are subject to substantial risks and uncertainties.

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Media Contacts:	Investor Relations Contact:
David Schull or Lena Evans Russo Partners, LLC (212) 845-4271 (212) 845-4262 david.schull@russopartnersllc.com lena.evans@russopartnersllc.com	Sarah McCabe Stern Investor Relations, Inc. (212) 362-1200 sarah@sternir.com